UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2012

Affirmative Insurance Holdings, Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	000-50795	75-2770432
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4450 Sojourn Drive, Suite 500, Addison, Texas		75001
(Address of principal executive offices)		Zip Code

Registrant’s telephone, including area code: (972) 728-6300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)	Compensatory Arrangements of Certain Officers.

Pursuant to authority granted by the Compensation Committee of the Board of Directors of Affirmative Insurance Holdings, Inc. (the “Registrant”), effective July 9, 2012, the Registrant entered into agreements with Gary Y. Kusumi, the Registrant’s principal executive officer, Michael J. McClure, the Registrant’s principal financial officer, and Robert A. Bondi, the Registrant’s other named executive officer (individually and collectively “Named Executive Officer(s)”), providing for the payment of a retention bonus in the amount of $350,000 to each of Messrs. Kusumi and McClure, and $250,000 to Mr. Bondi. The agreement to pay the foregoing retention bonuses is evidenced by the Registrant and each Named Executive Officer in separate Retention Bonus Agreements, the form of which is filed with this Form 8-K as Exhibit 10.1. In all cases, the Retention Bonus Agreements provide for payment of the retention bonus to each Named Executive Officer, less applicable withholdings, within seven (7) days of the effective date of the Retention Bonus Agreement. All or a portion of the retention bonus is subject to clawback by the Registrant and repayment by the Named Executive Officer if the Named Executive Officer’s employment is terminated prior to June 30, 2013, either: (i) by the Registrant for Cause (as such term is defined in Section 5(a)(ii) of each Named Executive Officer’s employment agreement previously filed with the Commission); or (ii) by the Executive for No Good Reason (as such term is defined in Section 5(b)(i) of each Named Executive Officer’s employment agreement previously filed with the Commission). If termination under either of these circumstances occurs on or before March 31, 2013, then 100% of the retention bonus shall be subject to clawback and repaid by the Named Executive Officer pursuant to a repayment schedule set forth in the Retention Bonus Agreement. If termination occurs on or after April 1, 2013 through June 30, 2013, then 50% of the retention bonus shall be subject to clawback and repaid by the Named Executive Officer within fourteen (14) days of termination.

If the Named Executive Officer’s employment with the Registrant is terminated prior to June 30, 2013, either: (i) by the Registrant without Cause (pursuant to Section 5(a)(i) of each Named Executive Officer’s employment agreement previously filed with the Commission); or (ii) by the Executive For Good Reason (as that term is defined in Section 5(b)(ii) of each Named Executive Officer’s employment agreement previously filed by the Commission), and the Named Executive Officer (y) executes a general release in favor of the Company and its affiliates in form and substance satisfactory to the Company; and (z) has not revoked or rescinded such release by the end of any period of time in which Executive is legally entitled to revoke or rescind such release, then the retention bonus paid to such Named Executive Officer shall not be subject to clawback or repayment.

Notwithstanding execution of the Retention Bonus Agreements, each Named Executive Officer’s employment with Registrant remains subject to the terms and conditions of the employment agreements previously entered into separately by Registrant and each Named Executive Officer and filed with the Commission. The Retention Bonus Agreements do not amend, alter or otherwise modify any of the terms of any Named Executive Officer’s employment agreement, and in the event of a conflict between the Retention Bonus Agreement and a Named Executive Officer’s employment agreement, the employment agreement shall control.

The terms of the form of Retention Bonus Agreements as set forth herein are qualified in their entirety by reference to the full text thereof, a copy of which being herewith filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	Form of Retention Bonus Agreement

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements typically are identified by use of terms such as “may,” “will,” “should,” “plan,” “expect,” “anticipate,” “estimate” and similar words, although some forward-looking statements are expressed differently. Forward-looking statements represent our management’s judgment regarding future events. Although the Registrant believes that the expectations reflected in such forward-looking statements are reasonable, the Registrant can give no assurance that such expectations will prove to be correct. All statements other than statements of historical fact included in this Current Report on Form 8-K are forward-looking statements. The Registrant cannot guarantee the accuracy of the forward-looking statements, and the Registrant’s actual results could differ materially from those contained any forward-looking statements due to a number of factors, including the statements under the heading “Risk Factors” contained in the Registrant’s filings with the Securities and Exchange Commission. Accordingly, such forward-looking statements are subject to a number of risks and uncertainties and may cause actual results to differ materially from the Registrant’s expressed expectations.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

AFFIRMATIVE INSURANCE HOLDINGS, INC.

	By:	/s/ Joseph G. Fisher

Date: July 13, 2012	Name:	Joseph G. Fisher

	Title:	Executive Vice President, General Counsel and Secretary